EXHIBIT 11.2

COMPUTATION OF PER SHARE EARNINGS
Three-Month, Nine-Month, and Twelve-Month
Periods Ended September 30, 1995
                                                                 Fully
Three Months Ended September 30, 1995:          Primary         Diluted
======================================         ==========      ==========

Weighted Average Number of Shares:
 Average Common Shares Outstanding at
  September 30, 1995                           63,031,729      63,031,729
 Dilutive Effect for Nonqualified
  Stock Options at September 30, 1995             174,251         208,347
                                               ----------      ----------
 Weighted Average Shares at
  September 30, 1995                           63,205,980      63,240,076
                                               ==========      ==========


Net Income to Be Used to Compute
 Earnings Per Average Common Share:
                                                 (Dollars in thousands)

  Net Income                                   $   36,358      $   36,358
  Dividend Requirements on Preferred Shares           766             766
                                               ----------      ----------
  Balance Available for Common Shareholders    $   35,592      $   35,592
                                               ==========      ==========
Earnings Per Average Common Share              $     0.56(a)   $     0.56(a)
                                               ==========      ==========

                                                                 Fully
Nine Months Ended September 30, 1995:           Primary         Diluted
=====================================          ==========      ==========

Weighted Average Number of Shares:
  Average Common Shares Outstanding at
   September  30, 1995                         63,532,590      63,532,590
  Dilutive Effect for Nonqualified
   Stock Options at September 30, 1995            158,681         208,347
                                               ----------      ----------
  Weighted Average Shares at
   September 30, 1995                          63,691,271      63,740,937
                                               ==========      ==========


Net Income to Be Used to Compute
 Earnings Per Average Common Share:
                                                 (Dollars in thousands)

  Net Income                                   $  123,637      $  123,637
  Dividend Requirements on Preferred Shares         2,297           2,297
                                               ----------      ----------
  Balance Available for Common Shareholders    $  121,340      $  121,340
                                               ==========      ==========
Earnings Per Average Common Share              $     1.90(a)   $     1.90(a)
                                               ==========      ==========

                                                                 Fully
Twelve Months Ended September 30, 1995:         Primary         Diluted
=======================================        ==========      ==========

Weighted Average Number of Shares:
  Average Common Shares Outstanding at
   September 30, 1995                          63,655,520      63,655,520
  Dilutive Effect for Nonqualified
   Stock Options at September 30, 1995            142,267         208,347
                                               ----------      ----------
  Weighted Average Shares at
   September 30, 1995                          63,797,787      63,863,867
                                               ==========      ==========


Net Income to Be Used to Compute
 Earnings Per Average Common Share:
                                                 (Dollars in thousands)

  Net Income                                   $  172,570      $  172,570
  Dividend Requirements on Preferred Shares         3,063           3,063
                                               ----------      ----------
  Balance Available for Common Shareholders    $  169,507      $  169,507
                                               ==========      ==========
Earnings Per Average Common Share              $     2.65(a)   $     2.65(a)
                                               ==========      ==========

(a) This calculation is submitted in accordance with regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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